EXHIBIT 99.1

Timberline Intersects 22.8m at 4.29 g/t Gold in Southern Extension of Water Well Zone at Eureka Project

Coeur d’Alene, Idaho – September 14, 2022 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to report the results from the first four holes of the 2022 drilling program at its 100%-controlled Eureka Project in Nevada. The holes tested the central and southern sections of the Water Well Zone (WWZ) to the east of the Lookout Mountain gold resource. They totalled 1,470 meters and consisted of pre-collars by reverse circulation (RC) drilling completed by core to depth.

All four drill holes encountered significant gold mineralization and confirmed that the WWZ hosts an extensive area of gold mineralization in the Cambrian-aged Dunderberg Shale and upper Hamburg Dolomite. Two of the holes, BHSE-223C and 224C, offset mineralized RC holes previously announced (BHSE-187 and BHSE-209). BHSE-226C and 230C were south and north step outs from highly-mineralized drill hole BHSE-212C, which was reported during the first quarter (see Figure 1 and Company news releases dated January 7, 2021 and March 9, 2022).

Highlights from the four new drill holes include:

•	BHSE-226C: 22.8m at 4.29 grams per tonne (g/t) gold from 339.9m depth, including
	o	7.6m at 11.56 g/t gold from 342.9m depth;
•	BHSE-224C: 30.5m at 2.56 g/t gold from 317.6m depth, including
	o	18.4m at 3.80 g/t gold from 317.6m depth, and including
■ 3.35m at 13.36 g/t gold from 331.3m depth;
•	BHSE-223C: 39.0m at 1.71 g/t gold from 259.7m depth, including
	o	28.3m at 1.97 g/t gold from 259.7m depth, and including
■ 5.9m at 3.71 g/t gold from 259.7m depth;
•	BHSE-230C: 3.1m at 10.88 g/t gold from 288.6m depth; and
•	BHSE-230C: 8.7m at 2.01 g/t gold from 313.0m depth.

Patrick Highsmith, Timberline’s President and CEO commented, “We’ve begun the 2022 drill results reporting season with four solid drill intercepts in the Water Well Zone. Most importantly, we see another thick run of >3 g/t gold mineralization that pushes the zone 75 meters farther south. The map reveals how wide open this part of the system is. We have several more holes planned that will test the zone to the south, east, and west. We are also pleased to see the footprint of the WWZ filling in with the confirmatory core holes in the vicinity of previous hits from reverse circulation drilling. We continue to deliver on our objective of defining more high-grade beyond existing known resources at Eureka – three of four holes in this batch of results include assays greater than 10 g/t gold.”

Figure 1 shows how the new results fit into the growing footprint of gold in the WWZ. The strong results from BHSE-226C indicate that the high-grade portion of the deposit remains wide open to the south. Infill core holes BHSE-223C and 224C confirm and improve upon nearby RC drill intercepts in the middle of the zone.

The 2022 drill program is approximately 75% complete. Core drilling is still underway in the WWZ discovery area, with a steady flow of assay results is expected through the fourth quarter.

Figure 1 – Plan View of 2022 Drilling and Grade-Thickness in Northern Lookout Trend

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Geological Details and Interpretation

Each of these holes was drilled vertically to test the central and southern portions of the WWZ, where the base of the east-dipping Dunderberg Shale is consistently mineralized at its contact with the underlying Hamburg Dolomite.

Two holes are offsets from the highly mineralized interval reported from BHSE-212C (41.1m at 5.03 g/t gold) on March 9, 2022. All the holes in this area encounter the intensely altered (sulfidized, carbonized, and variably silicified and argillized) gray to black and brecciated Dunderberg Shale that marks its basal section throughout the WWZ. BHSE-230C is collared approximately 50m north from BHSE-212C. It cut a narrow high-grade interval at the top of the basal breccia unit (accompanied by arsenic sulfides and high pyrite content), likely associated with a fault, as well as lower grade gold to its base. Timberline geologists also noted elevated gold (0.81 – 3.83 g/t) in the upper oxidized portion of the Hamburg Dolomite, where that unit has been intensely sanded.

BHSE-226C was collared approximately 75m south of BHSE-212C. It encountered a thinner section of carbonaceous brecciated basal Dunderberg, but the interval was intensely silicified and highly pyritic (without visible arsenic sulfides). The upper part of this interval was not elevated in gold, but the bottom 7.6m of the breccia unit was highly mineralized, including maximum assays of 16.9 and 12.5 g/t gold. Once again, low levels of gold extend well into the oxidized and brecciated Hamburg Dolomite.

The holes farther north in the WWZ (BHSE-223C and 224C) were aimed at following up on favorable indications from earlier RC holes, BHSE-187 and BHSE-209. All four of the RC and core holes were collared to drill vertically, but both of the older RC holes deviated to the west such that the mineralized intervals were separated by approximately 25 from their respective core offsets. The new core holes compare relatively favorably to the nearby RC holes. However, in each case, the overall thickness and grade of mineralization reported from the zone was higher from the core hole than its respective RC offset.

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Figure 2 shows a comparison between BHSE-187 and BHSE-223C. Each of the holes encountered a strong zone of higher-grade material at the top of the black, sulfidic, carbonaceous unit in the Dunderberg. The overall thickness of gold mineralization above a 0.3 g/t cutoff grade reported from the core hole exceeds that of the RC hole (39 vs 35 meters), but the maximum gold assay is slightly higher from the RC samples (5.04 versus 4.83 g/t).

There is greater disagreement between BHSE-209 and BHSE-224C, more similar to the previously seen example from BHSE-205 (RC) and BHSE-220C (see Company news release dated March 24, 2022). The intercepts in the RC hole were much less continuous and lower grade in gold. The overall grade thickness of the mineralization in BHSE-224C is approximately 78 gram-meters of gold, whereas the grade thickness of the intercepts in BHSE-209 was 25 gram-meters of gold. The core hole also included maximum gold assays of 8.2 and 17.65 g/t versus maximum assays in the RC hole of 1.78 and 2.92 g/t.

This first batch of holes from the 2022 drilling clearly signals that the WWZ mineralization at the base of the Dunderberg Shale is present over a large area. The most robust zones of thicker and higher-grade mineralization are presently known to be at the northern and southern limits of drilling and assay information. Core hole BHSE-226C is a significant step out from BHSE-212C, and the gold zone has been extended and remains open to the south and east. Timberline is still drilling in the vicinity of these southern drill holes.

Figure 2 - Comparative logs of BHSE-187 and BHSE-226C with gold assays

Drilling will continue through September and into October with a steady flow of results expected over the coming weeks. In addition to holes in the northern part of the WWZ, assays are also awaited from RC drilling at the Oswego Target and the Relay Zone. Table 1 includes the location and orientation details of these drill holes.

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Table 1 - Location and Other Details for New Eureka 2022 Drill Holes

Drillhole	Azimuth	Inclination	Type	Easting (m)*	Northing (m)*	Total Depth (m)
BHSE – 223C	0°	-90°	RC/Core	586,371	4,3630,60	326.8
BHSE – 224C	0°	-90°	RC/Core	586,497	4,3629,89	378.6
BHSE – 226C	0°	-90°	RC/Core	586,426	4,362,803	401.7
BHSE – 230C	0°	-90°	RC/Core	586,421	4,362,926	363.3
* - UTM Zone 11N NAD 83

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Cutting and sampling of core samples was directed by Timberline representatives. Personnel from Timberline or the drilling contractors transported the samples to Timberline’s secure Eureka facility, from which the samples were picked up by personnel from ALS USA Inc. (ALS) for sample preparation in Elko, Nevada or Tucson, Arizona. Quality control was monitored by the insertion of numerous blind certified standard reference materials, field duplicates, and blanks into each sample shipment. Drill samples were assayed by ALS for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t were determined by a 30-gram fire assay with gravimetric finish. Satisfactory results were achieved for all quality control samples related to the data reported herein. In addition, gold mineralized samples were submitted for multi-element analysis (33 elements) by four-acid digestion and ICP-ES determination (code ME-ICP61).

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013 (see Cautionary Note to US Investors below).

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state’s highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

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Timberline is listed on the OTCQB where it trades under the symbol “TLRS” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

Cautionary Note to U.S. Investors: The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used on Timberline’s website and in its news releases are Canadian mining terms that are defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These Canadian terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies. The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, note that information describing the Company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. U.S. investors are urged to consider closely the disclosure in the Company’s Form 10-K which may be secured from the Company, or online at http://www.sec.gov/edgar.shtml.

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These include, but are not limited to, statements regarding the advancement of projects, the footprint and continuity of mineralization, the growth of resources, and exploration potential. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target,” “intend,” “growth opportunity,” and “expect” and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company’s Form 10-K for the year ended September 30, 2021. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

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